                     [SULLIVAN & WORCESTER LLP LETTERHEAD]

                                                               Boston
                                                               October 31, 2001

Prudential Investments Fund Management LLC
Three Gateway Center
Newark, New Jersey 07102-4077

                          Re: Prudential Municipal Series Fund
                              -------------------------------

Ladies and Gentlemen:

     Please refer to our opinion letter to you of December 23, 1999 concerning certain matters of Massachusetts law relating to the organization and shares of Prudential Municipal Series Fund, a trust with transferable shares under Massachusetts law (the "FUND"). We hereby confirm the opinions stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 41 to the Fund's Registration Statement on Form N-1A, Registration No. 2-91216, pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Amendment No. 42 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-4023 (collectively, the "AMENDMENT"), relating to the several classes of shares of beneficial interest, $.01 par value, of the Fund (the "SHARES"). In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

      Please note that our confirmation of the opinions set forth in our letter of December 23, 1999 relates to the Fund and its shares as they then existed, and is based solely on the state of facts prevailing at that time. Other than reviewing the Fund's Amended and Restated By-Laws dated May 24, 2000, we have conducted no further investigation of those facts as they may have changed since December 23, 1999, and our opinions, as so confirmed, should not be understood as relating to the status of the Fund and its shares at the present time.


                                       Very truly yours,

                                       /s/ Sullivan & Worcester

                                       SULLIVAN & WORCESTER LLP